COMMONWEALTH OF VIRGINIA

DEPARTMENT OF CORRECTIONS

6900 ATMORE DRIVE

RICHMOND, VIRGINIA 23225

CONTRACT DOC-14-054

This contract entered into this 21ST day of September 2015, by SecureAlert hereinafter called the “Contractor” and the Commonwealth of Virginia, on behalf of the Virginia Department of Corrections, hereinafter called the “Department.”

WITNESSETH that the Contractor and the Department, in consideration of the mutual covenants, promises and agreements herein contained, agree as follows:

SCOPE OF CONTRACT:  The Contractor shall provide the GPS Offender Tracking/Monitoring Services to the Department as set forth in the Contract Documents.

PERIOD OF PERFORMANCE: Two year from date of last signature and may be renewable in accordance with Section VI., Paragraph N., of the Special Terms and Conditions.

The contract documents shall consist of:

1.

This signed form;

2.

The attached Negotiated Points;

3.

The following portions of the Request for Proposals dated March 6, 2014:

a.

The Statement of Needs,

b.

The General Terms and Conditions,

c.

The Special Terms and Conditions;

4.

The Contractor’s Proposal dated August 7, 2014 and the attached negotiated modifications to the Proposal; and

5.

Attachment A, Consent to Assign;

all of which documents are incorporated herein.

To the extent that the terms of the contract documents as listed above are in conflict, the specific provisions as stated in this Contract and Memorandum of Understanding shall prevail.  Other contract documents listed in #2, #3, #4, #5 above shall take precedence based upon the order in which they are listed.

IN WITNESS WHEREOF, the parties have caused this Contract to be duly executed intending to be bound thereby.

                      CONTRACTOR:

 DEPARTMENT

Signature:	Signature:
Name (printed):	Name (printed):
Title:	Title:
Date:	Date:

Note:  This public body does not discriminate against faith-based organizations in accordance with the Code of Virginia, &2.2-4343.1 or against a bidder or offeror because of race, religion, color, sex, national origin, age, disability, or any other basis prohibited by state law relating to discrimination in employment.

Negotiated Points

DOC-14-054

GPS Offender Tracking/Monitoring Services

1.

SecureAlert agrees to absorb the $3.00 enrollment cost to create the voice template for any offender presently enrolled in voice biometrics transitioning from the DOC's current AnyTrax system to Track Group's Shadow Track system.

2.

Contractor shall ensure that the prices, discounts, incentives, and other financial terms (collectively, the “financial deal”) applicable to purchases under this contract is always at least as favorable to the purchaser as the financial deal that the contractor or its affiliates make available to any public body for the same good(s)/service(s) outside this contract.  Throughout the term of this contract, if contractor (or any affiliate) makes a better financial deal available to a public body for any good(s)/service(s) available under this contract, contractor shall immediately notify the Department of the details and, at the Department’s option, sign an amendment to this contract, so that an equivalent financial deal for the affected good(s)/service(s) is also available as an option under this contract.  Contractor may request exemption if the better financial deal was for a spot purchase, and the Department shall grant such request if the Department in good faith finds that the spot purchase involved special circumstances affecting cost that would make it unfair to apply an equivalent financial deal outside of that spot purchase.  Upon the Department’s request (and annually), Contractor shall submit to the Department an affidavit certifying full compliance with this Section.  The contractor (and any affiliate) shall waive any contractual or other right that inhibits any public body from disclosing to the Department or others the financial terms made available to the public body and upon request from the Department, contractor shall ensure that a signed confirmation of the waiver is provided to the public body and the Department.  As used in this Section, an affiliate is any entity that controls, is controlled by, or is under common control with, the contractor.

3.

Price Schedule

GPS Devices
Description	Unit Cost	Unit Measure
2 piece GPS device	$4.99	Per Offender/Per Day
2 piece GPS device Voice Activation	$1.00	Per Offender/Per Day

1 piece GPS device	$3.74	Per Offender/Per Day

Full Service Monitoring	$1.00	Per Offender/Per Day

Bio-Metric Voice Self Reporting Services
Description	Unit Cost	Unit Measure
Self-Report (SR)
Enrollment (one-time fee)	$3.00	Per Offender/One-Time
Monthly Check-In (up to 10 questions, 1 session per month)	$3.00	Per Offender/Per Month
Additional Interview session per month	$0.80	Per Offender/Per Occurrence

Curfew Monitoring (CM)
Description	Unit Cost	Unit Measure
Curfew Monitoring (CM)
Enrollment (One-Time fee)	$3.00	Per Offender/One-Time
Outbound Curfew Calls (Max 5 per day)	$1.79	Per Offender/Per Day

Extra Messages: (Extra messages include Cell phone locate, drug testing notification, and extra messages beyond the 10 included in the bundle)	$0.35	Per Offender/Per Occurrence

4.

AUTHORIZED REPRESENTATIVES

This Contract may be modified in accordance with §2.2-4309 of the Code of Virginia and Section V., Paragraph O., of this contract.  Such modifications may only be made by the representatives authorized to do so denoted below, or their duly authorized designees. No modifications to this contract shall be effective unless in writing and signed by the duly authorized representative of both parties, delineated below.  No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent to breach is in writing.

Authorized Representatives:

COMMONWEALTH OF VIRGINIA

Scott Magazine,  VCO, CPPB, CPPO, VCM

Director of Procurement and Risk Management

6900 Atmore Drive

Richmond, Virginia 23225

Tel.: 804-887-8227

Fax: 804-674-3530

Email: scott.magazine@vadoc.virginia.gov

CONTRACTOR

UNDER NO CIRCUMSTANCES SHALL ANY AUTHORIZED USER OR OTHER ENTITY HAVE THE AUTHORITY TO MODIFY THIS AGREEMENT.

5.

The Contractor shall make their system fully compatible with the VADOC’s current and future Internet Explorer versions.

6.

The Contract shall assign a designated Virginia based Account Manager whose primary responsibilities are to Virginia DOC to provide a high level of customer service and support to multiple levels of the DOC. This shall include but not limited to logistical support with specific cases, troubleshooting issues with accounts/equipment which may include traveling to districts and/or offender’s homes, etc.

7.

The Contractor shall furnish equipment within 2 business days from receipt of order.  It is recognized that there may be exceptional circumstances, such as weather that may occasionally impact this timeframe.

8.

The Contractor shall coordinate with the Department in training officers new to GPS.  These trainings will be no less than 2 days and may occur in locations around the commonwealth.  The Contractor shall coordinate with the Department in annual review trainings and other trainings that may be indicated.

9.

The Contractor shall provide the training for both GPS and Voice Biometric components.

10.

The Contract shall provide each DOC designated location a minimum of 2 on-shelf units or no more than 20% at no cost to the DOC.

11.

At no cost to the DOC, the DOC will ship GPS Units to the Contractor for cleaning, product updates/replacement and refurbishing.

12.

The VA DOC will identify candidates who require this service and will notify the SecureAlert Account Manager. The Track Group Account Manager will work directly with the offender and telephone company to get service activated. This service will be activated under a SecureAlert’s business account. SecureAlert’s Account Manager will work with our Accounting Department in order to ensure accurate records of all offenders participating in this program. A list of participating offenders will be provided to the VA DOC on a monthly basis. This service will be capped at $1,500.00 per month for all participating offenders. SecureAlert will provide the VA DOC actual billings statements per month for review. If the $1,500.00 cap is exceeded, SecureAlert will bill the VA DOC actual charges exceeding the $1,500.00 per month cap. This service can typically be set up within 48-72 business hours.

13.

The Contractor shall allow for 10% lost/damaged equipment.

14.

The Contractor’s Account Manager shall set up, add, delete or modify GPS user accounts.  No other DOC employees, with the exception of the Sex Offender Program Manager (SOPM) or the Sex Offender Program Coordinator will have this level of authorization.

15.

The Account Manager, each business day shall forward to the impacted district a record of their open events.  A similar report covering all the districts will be sent each business day to the Sex Offender Program Manager (SOPM) or the Sex Offender Program Coordinator SOPM and SOPC.

16.

The Contractor shall create ad hoc reports as requested by the Department.

Attachment A

Consent to Assignment

(With Continuing Responsibility of Contractor)

Reference is made to Contract # DOC-14-054 (the "Contract") between the Commonwealth of Virginia, through its Department of Corrections ("Commonwealth") and SecureAlert, a Utah corporation located at 150 West Civic Center Drive, Suite 100, Sandy, Utah 84070-4263 (the "Contractor").

The parties to this Consent to Assignment are the Commonwealth, the Contractor, and Track Group, an Illinois corporation located at 1215 Lakeview Court, Romeoville, IL 60446 (the "Assignee").

1.

Contractor’s Assignment of Rights. Contractor represents that it has assigned some or all of its rights under the Contract to Assignee.  Regardless of any details or limitations that the Contractor and Assignee may have agreed to as between themselves, the Contractor irrevocably warrants to the Commonwealth that the Commonwealth may treat the Assignee as holding all of Contractor’s rights under the Contract.  This includes, without limitation, any outstanding right to payment for work or deliverables previously rendered under the Contract.

2.

Assignee’s Assumption of Duties.  Assignee hereby promises the Commonwealth that the Assignee will fully perform all obligations which the Contract imposed or imposes on the Contractor, and that there are no conditions or limitations on this commitment.  This includes, without limitation, Assignee’s duty to complete of any work in progress and to provide any correction or repair of previously delivered goods or services, to the same extent as the Contractor would have this duty in the absence of the assignment.

3.

Consent to Assignment.  The Commonwealth hereby agrees that it will, after the date of this Consent To Assignment, tender to Assignee any payments or other performance that the Commonwealth promised to tender to the Contractor in the Contract.  Assignee agrees that its rights against the Commonwealth are and shall be no greater than such rights would have been in the hands of the Contractor.

4.

Past or In-Process Payments.  Notwithstanding Paragraph 3 above, if the Commonwealth has already remitted to Contractor any payment or performance that should have been tendered to Assignee (or if the Commonwealth has already commenced internal payment processes as of the date of this Consent To Assignment and this results in payment being made to Contractor), Contractor agrees that such payment or tender is and shall be received and held in trust for Assignee and promptly remitted in its entirety to Assignee, and Assignee agrees that it shall look solely to the Contractor to receive same.

5.

Contractor’s Continuing Obligation.  While the parties expect all remaining performance to be rendered by Assignee, Contractor remains ultimately responsible to the Commonwealth for full performance of the Contract.  If the Contractor and Assignee agree or have already agreed to a different allocation of Contract responsibilities as between themselves, this Consent to Assignment does not alter their agreement as between themselves, but any such agreement between Contractor and Assignee shall have no effect on the rights of the Commonwealth as specified in this Consent To Assignment.

6.

Applicable law and Venue. This Consent To Assignment shall be governed by the laws of Virginia.  All parties agree and warrant to each other that any litigation with respect to this assignment or the Contract shall be brought only in the appropriate State courts of the Commonwealth of Virginia.

7.

Complete Agreement.  This is the complete and final expression of the parties’ agreement with respect to assignment of the Contract, and it can be modified only in a writing signed by all three parties.

8.

Modifications to Contract.  This Consent To Assignment affects only the identity of the entities that have rights or duties under the Contract.  This Consent To Assignment does not make any other change to any right or duty under the Contract.  Any future modifications to the Contract may be made by written agreement between the Commonwealth and the Assignee, without requiring the signature of the Contractor, it being understood that all provisions of this Consent To Assignment shall continue to apply to the Contact, as so modified.

IN WITNESS WHEREOF, the parties have caused this Consent To Assignment to be signed by their duly authorized officers, intending to be bound thereby.

                      CONTRACTOR:

 DEPARTMENT

Signature:	Signature:
Name (printed):	Name (printed):
Title:	Title:
Date:	Date:

    ASSIGNEE:

Signature:
Name (printed):
Title:
Date: